                   VALOR TELECOMMUNICATIONS ENTERPRISES, LLC

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT

            THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") of Valor Telecommunications Enterprises, LLC (the "Company") dated as of June 12, 2000 (the "Effective Date") is made by Valor Telecommunications Southwest, LLC, a Delaware limited liability company, the sole member of the Company (referred herein as the "Member"). This Agreement shall be effective as of the Effective Date.

                                    ARTICLE I

                              FORMATION AND PURPOSE

            Section 1. Formation. The Member has formed a limited liability company known as Valor Telecommunications Enterprises, LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the "Act") for the purposes set forth herein by causing the execution and filing of the Certificate of Formation with the Secretary of State of Delaware on June 12, 2000.

            Section 2. Term. The life of the Company shall be perpetual, unless sooner terminated pursuant to the provisions of this Agreement or as provided by law.

            Section 3. Purpose. The purposes for which the Company has been formed are to have and exercise all powers now or hereafter conferred by the laws of the State of Delaware on limited liability companies formed pursuant to the Act and to do any and all things necessary, convenient or incidental to carrying out the foregoing powers and purposes.

                               ARTICLE II OFFICES

            Section 1. Registered Office. The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware.

            Section 2. Other Offices. The Company may also have offices at such other places both within and without the State of Delaware as the manager may from time to time determine or the business of the limited liability company may require.

                                   ARTICLE III

                                 CAPITAL ACCOUNT

            Section 1. Sole Member. The Member is the holder of 100% of the ownership interest in the profits and losses of the Company, the right to receive distributions from the Company, the right to vote on and approve actions and decisions reserved to the members under this Agreement, and the right to any and all other benefits to which the Menber may be entitled under this Agreement or the Act, together with the obligations of the Mamber under the Agreement and the Act.

            Section 2. Voting. Each member shall vote on matters submitted to the vote of members in proportion to each member's then current percentage interest in the profits of the Company ("Percentage Interest").

                                   ARTICLE IV

                               MEETINGS OF MEMBERS

            Section 1. Time and Place of Meetings, All meetings of the Members for the election of Managers (as hereafter defined) or for any other purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual Meetings. Annual meetings of Members shall be held at such date and time as shall be designated from time to time by the Managers and stated in the notice of the meeting, at which meeting, the Members shall elect by a vote of more than 50% of the then outstanding percentage interest in the Company, the Managers and transact such other business as may properly be brought before the meeting.

            Section 3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Member entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

            Section 4. Special Meetings. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Formation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Managers, or at the request in writing of Members owning a majority in percentage interest of the limited liability company in the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

            Section 5. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each Member entitled to vote at such meeting.

            Section 6. Quorum. The holders of a majority of the percentage interest of the limited liability company entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business except as otherwise provided by the Act or by the Certificate of Formation. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

            Section 7. Action by Members. When a quorum is present at any meeting, the vote of the holders of a majority of the percentage interest of the limited liability company having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act or of the Certificate of Formation, a different vote is required in which case such express provision shall govern and control the decision of such question.

            Section 8. Written Action. Any action required to be taken at any annual or special meeting of Members of the limited liability company, or any action which may be taken at any annual or special meeting of such Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding limited liability company interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all limited liability company interests entitled to vote thereon were present and voted.

                                   ARTICLE V
                                   MANAGERS

            Section 1. Management of Company. The business and affairs of the Company shall be managed by managers (the "Managers"). For all purposes, such Managers shall have the powers, duties, rights and responsibilities, and for all statutory purposes be deemed the equivalent of "Managers" in accordance with
Section 18-402 of the Act. Each Manager shall have one vote on each matter submitted to the vote of the Managers.

            Section 2. Number and Term. The Managers shall consist of one or more members. The number and identity of Managers shall be as set forth herein, as maybe modified by resolution of the Members at the annual meeting or a special meeting. The Member hereby determines that the number of Managers of the Company shall be one (1) and hereby elects Valor Telecommunications Southwest, LLC as the sole Manager of the Company.

            Section 3. Vacancies and New Managerships. Vacancies and newly created managerships resulting from any increase in the authorized number of Managers may be filled by a majority of the Managers then in office, though less than a quorum, or by a sole remaining Manager, and the Manager so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are not Managers in office, then an election of Managers may be held in the manner provided by statute.

            Section 4. Place of Meetings. The Managers of the Company may hold meetings, both regular and special, either within or without the State of Delaware.

            Section 5. Regular Meetings. Regular meetings of the Managers may be held without notice at such time and at such place as shall from time to time be determined by the Managers.

            Section 6. Special Meetings. Special meetings of the Managers may be called by the Chairman of the Managers, upon providing one day's notice to each Manager, either personally or by mail or by telegram; special meetings of the Managers shall be called by the President or Secretary in like manner and on like notice on the written request of two Managers.

            Section 7. Quorum. At all meetings of the Managers, a majority of the Managers then in office shall constitute a quorum for transaction of business, and the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Managers, except as may be otherwise specifically provided by statute or by the Certificate of Formation. If a quorum shall not be present at any meeting of the Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 8. Written Action. Unless otherwise restricted by the Certificate of Formation or this Agreement, any action required or permitted to be taken at any meeting of the Managers may be taken without a meeting, if all members of the Managers consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Managers.

            Section 9. Participation in Meetings by Conference Telephone. Unless otherwise restricted by the Certificate of Formation, this Agreement or the Act, members of the Managers may participate in a meeting of the Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE VI

                                     NOTICES

            Section 1. Generally. Whenever, under the provisions of the statutes or of the Certificate of Formation, this Agreement or the Act, notice is required to be given to any Manager or Member, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Manager or Member, at the Managers' or Members' address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Managers may also be given by telegram, facsimile or telephone.

            Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Formation, this Agreement or the Act, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                              ARTICLE VII OFFICERS

            Section 1. Generally. The Managers and the Members may delegate all or a portion of their respective powers, duties, rights and responsibilities, including the authority to bind the Company to one or more persons who shall be referred to as "officers" of the Company. The officers of the Company shall be chosen by the Managers and shall be a President, a Secretary and a Treasurer (also known as the Chief Financial Officer). The Managers may also choose a Chairman of the Managers, a Vice Chairman of the Managers, a Chief Executive Officer, one or more Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Formation, this Agreement or the Act otherwise provide.

            Section 2. Compensation. The compensation of all officers and agents of the Company who are also Managers of the Company shall be fixed by the Managers. The Managers may delegate the power to fix the compensation of all other officers and agents of the Company to an officer of the Company.

            Section 3. Succession. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Managers may be removed at any time by the affirmative vote of a majority of the Managers. Any vacancy occurring in any office of the Company shall be filled by the Managers. The following are hereby elected as officers of the Company, to serve until the next annual meeting of the Managers or until their successors are elected and qualified:

            Anne K. Bingaman        President and Chief Executive Officer

            Kenneth R. Cole         Chief Operating Officer

            John A. Butler          Executive Vice President and Chief Financial
                                    Officer

            Michael A. Page         Secretary

            Mark S. Zitz            Assistant Secretary

            Section 4. Authorities and Duties. The officers of the Company shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Managers regardless of whether such authority and duties are customarily incident to such office.

                                  ARTICLE VIII

               CERTIFICATES OF LIMITED LIABILITY COMPANY INTEREST

            Section 1. Certificates. Every holder of limited liability company interests in the Company shall be entitled to have a certificate, signed by, or in the name of the Company by the President, the Chief Executive Officer, a Vice-President or other officer of the Company, certifying the limited liability company interest owned by the holder in the Company,

            Section 2. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate for limited liability company interests, another may be issued in its place pursuant to such requirements as the Managers may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                                   ARTICLE IX

                         TRANSFERABILITY AND DISSOLUTION

            Section 1. Transferability. No Member, without the prior written consent of all other Members, shall sell, assign, transfer, mortgage or pledge the Member's limited liability company interest in the Company. The Company shall not be required to recognize any such transfer until each Member consents.

            Section 2. Substitute Members. No member shall have the right to designate a transferee as a Substitute Member. The assignee of a Member's Limited Liability Company Interest shall have no right to participate in the management of the business and affairs of the Company except upon the unanimous consent of all Members. An assignment of a limited liability company interest entitles the assignee to share in such profits and losses, to receive such distribution or distributions, and to receive such allocation of income, gain, loss, deduction, or credit or similar item to which the assignor was entitled to the extent assigned.

            Section 3. Termination of Membership. A Member ceases to be a member and to have the power to exercise any rights or powers of a member upon assignment of all of his limited liability company interest. The pledge of, or granting of, a security interest, lien or other encumbrance in or against, any or all of the limited liability company interest shall not cause the Member to cease to be a member or cease to have the power to exercise any rights or powers of a member.

                                    ARTICLE X

                    INDEMNIFICATION OF MANAGERS AND OFFICERS

            Each person who is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company to the full extent permitted or authorized by the law of the State of Delaware. The Company may, but shall not be obligated to, maintain insurance, at its expense, for its benefit in respect of such indemnification and that of any such person whether or not the Company would otherwise have the power to indemnify such person.

                                   ARTICLE XI

                               GENERAL PROVISIONS

            Section 1. Distribution. Distributions upon the limited liability company interests of the Company, subject to the provisions of the Certificate of Formation, if any, may be declared by the Managers at any regular or special meeting, pursuant to law.

            Section 2. Reserves. Before payment of any distribution, there may be set aside out of any funds of the Company available for distribution such sum or sums as the Managers from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for working capital, capital expenditures or operating expenses, or for equalizing distributions, or for repairing or maintaining any property, or for such other purpose as the Managers shall think necessary or advisable, and the Managers may modify or abolish any such reserve in the manner in which it was created.

            Section 3. Signature Authority. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Managers may from time to time designate.

            Section 4. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Managers.

            Section 5. Seal. The Managers may adopt a seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                             ARTICLE XIII AMENDMENTS

            This Agreement may be altered, amended or repealed or a new may be adopted by the Members.

            IN WITNESS WHEREOF, the undersigned has caused the execution of this Agreement by its duly authorized officers effective as of the date first written.

                                        VALOR TELECOMMUNICATIONS SOUTHWEST, LLC

                                        By: /s/ John A. Butler
                                            ---------------------------------
                                            Name: John A. Butler
                                            Title: Chief Financial Officer